UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

✓	Preliminary Information Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

MONEY4GOLD HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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	(5)	Total fee paid:

Fee paid previously with preliminary materials.

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MONEY4GOLD HOLDINGS, INC.

595 S. Federal Highway

Suite 600

Boca Raton, FL, 33432

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INFORMATION STATEMENT

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We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

The date of this Information Statement is June __, 2009 and is first being mailed on or about June __, 2009.

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the shareholders of record of Money4Gold Holdings, Inc., a Delaware corporation (the “Company”), in connection with the consent of the Board of Directors of the Company (the “Board”) and written consent by the holders of the majority of the voting power of the Company’s capital stock (the “Majority Shareholders”), to approve the amendment to the Company’s certificate of incorporation (the “Certificate”) in order to increase the authorized shares of common stock from to 200,000,000 to 300,000,000. Of the 157,933,590 total votes, the Majority Shareholders holding approximately 84,961,708 votes or 53.1% of the outstanding voting power, executed a written consent to amend the Company’s Certificate to increase the authorized shares of common stock.

Pursuant to the Delaware General Corporation Law (the “DGCL”), the Company is required to provide prompt notice to the shareholders who have not consented in writing to the increase the number of authorized shares of common stock.

Record Date

The close of business on June 22, 2009 has been fixed as the record date for the determination of shareholders entitled to receive this Information Statement.

Purpose and Effect

In order to permit us to raise capital, we need to increase the number of shares of our common stock authorized for issuance under our Certificate. Additional financing will help us to acquire inventory, market our services, pay our debt and meet our working capital obligations. The additional shares to be authorized after the amendment to the Certificate would have rights identical to the currently outstanding shares, except for effects incidental to increasing the number of outstanding shares, such as the dilution of current shareholders’ ownership interests. Under our Certificate, our shareholders do not have preemptive rights with respect to our common stock. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

Voting Required

In accordance with Sections 228 and 242 of the DGCL, if the Board adopts a resolution to amend the Certificate, an affirmative vote of a majority of the outstanding stock entitled to vote is required. On June __, 2009, the Board adopted this resolution and shareholder approval was obtained through the written consent of our Majority Shareholders. Therefore, a special meeting of the shareholders to approve the increase in authorized shares and the amendment to the Certificate is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding stock would also be required.

Effective Date

The approval by the Board and the Majority Shareholders will not become effective until 20 calendar days from the date this Information Statement is mailed to our shareholders. Upon the expiration of 20 days, we intend to file an amendment to our Certificate reflecting such action. A copy of the amendment to our Certificate is attached as Exhibit A.

No Dissenters’ Right of Appraisal

Neither Delaware law nor our Certificate provides our shareholders with dissenters’ rights in connection with the amendment to our Certificate. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Certificate, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in the increase in our authorized shares of common stock.

Beneficial Ownership

The following table sets forth the number of shares of our common stock beneficially owned as of the date of this Information Statement by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director and (iii) all executive officers and directors of the Company as a group.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent Beneficially Owned(1)
Directors and Executive Officers:
Common Stock	Hakan Koyuncu 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (2)(3)(4)	72,545,041	45.2%
Common Stock	Douglas Feirstein 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (2)(3)	72,545,041	45.2%
Common Stock	Todd Oretsky 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (2)(3)(5)	72,545,041	45.2%
Common Stock	Daniel Brauser 595 South Federal Highway, Ste. 600 Boca Raton, Florida 33432 (2)(3)(6)	72,545,041	45.2%
Common Stock	Scott Frohman 123 NW 13th Street, Ste. 300 Boca Raton, Florida 33432 (3)(7)	3,000,000	1.9%
Common Stock	Jason Rubin 12900 NW 38th Avenue Miami, Florida 33054 (3)(8)	10,000,000	6.3%
Common Stock	Neil McDermott Beech Park House, Clonsilla, Dublin 15, Ireland (3)(9)	1,500,000	*
Common Stock	All directors and executive officers as a group (7 persons)	87,045,041	54.0%

5% Shareholders:
Common Stock	Michael Moran 3104 South Andrews Avenue Fort Lauderdale, Florida 33316 (10)	16,455,443	10.3%
Common Stock	Republic Metals Corporation 12900 NW 38th Avenue Miami, Florida 33054 (11)	10,000,000	6.3%

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*

Less than 1%

(1)

Applicable percentages are based on 159,933,590 shares outstanding adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, the Company believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The shares of common stock beneficially owned by each of Messrs. Feirstein, Koyuncu, Oretsky and Brauser include all shares of common stock subject to a Stockholders Agreement. The shares individually owned by them are:

Mr. Koyuncu	14,800,001
333,333 warrants
Mr. Feirstein	26,074,669
Mr. Oretsky	21,537,037
Mr. Brauser	9,550,001
250,000 warrants

(2)

An executive officer.

(3)

A director.

(4)

Includes 333,333 shares issuable upon the exercise of warrants held by Lead Creations, a company co-owned by Mr. Koyuncu.

(5)

Mr. Oretsky’s shares are held by Jack Oretsky Holdings, LLC, a limited liability company by which Mr. Oretsky is the sole manager.

(6)

Includes 250,000 shares issuable upon the exercise of warrants held by Mr. Brauser.

(7)

Does not include 208,955 stock options which are not exercisable within 60 days.

(8)

Does not include 164,179 stock options which are not exercisable within 60 days. Includes 10,000,000 shares held by Republic Metals Corporation, a corporation whereby Mr. Rubin’s father is the founder and controls. Mr. Rubin is Vice President and General Counsel of Republic.

(9)

Includes 600,000 shares issuable upon the exercise of warrants.

(10)

Mr. Moran is a former officer and director of a subsidiary of the Company.

(11)

These are the same 10,000,000 shares beneficially owned by Jason Rubin.

Where You Can Find More Information

You can read and copy any materials that the Company files with the Securities and Exchange Commission at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Information to a Shared Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at 1-561-544-2447 or mail a request to receive separate copies to Money4Gold Holdings, Inc., 595 S. Federal Highway, Suite 600, Boca Raton, FL, 33432, Attention: Daniel Brauser, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

By:	/s/ DANIEL BRAUSER
Daniel Brauser Chief Financial Officer

Date: June___, 2009

Exhibit A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

Money4Gold Holdings, Inc., a Delaware corporation (the “Company”) certifies that:

1.

The name of the Company is Money4Gold Holdings, Inc.

2.

Article 4 of the Certificate of Incorporation is deleted and replaced by the following:

The total number of shares of stock, which this corporation is authorized to issue is: 300,000,000 shares of common stock, par value $.0001 per share, and 25,000,000 shares of preferred stock, par value $.0001 per share, which may be issued in one or more series and classes with such rights, preferences and limitations as may be set from time to time by resolution of the board of directors and the filing of a certificate of designation as required by the Delaware General Corporation Law.

3.

This Certificate of Amendment to Certificate of Incorporation was duly adopted and approved by the shareholders of this Company on the ___ day of June 2009 in accordance with Section 242(b) of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation as of the ___ day of July__, 2009.

MONEY4GOLD HOLDINGS, INC.

By:
Daniel Brauser, Chief Financial Officer

A-1